Exhibit 99.1

Vertex Announces Second Quarter 2021 Financial Results

KING OF PRUSSIA, PA – August 11, 2021: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a global provider of tax technology solutions, today announced financial results for its second quarter ended June 30, 2021.

“Our performance reflects strong demand across all our segments and product lines this quarter, as global businesses, governments and communities work to emerge from this past year stronger than ever,” said David DeStefano, Vertex President and Chief Executive Officer. “We continue to execute on our strategy to accelerate global commerce, with investments in go-to-market expansion and our cloud platform driving revenues from our cloud business up 59.5% year-over-year in the second quarter.”

Second Quarter 2021 Financial Results

●	Total revenues of $104.9 million, up 15.0% year-over-year.
●	Software subscription revenues of $89.6 million, up 15.9% year-over-year.
●	Cloud revenues of $32.1 million, up 59.5% year-over-year.
●	Annual Recurring Revenue (“ARR”) of $336.2 million, up 14.1% year-over-year. ARR per customer (“ARRPC”) was $80,500 at June 30, 2021.
●	Net Revenue Retention (“NRR”) rate was 106% in the second quarter of 2021 as compared to 105% in the first quarter of 2021.
●	Loss from operations of $(1.5) million, compared to a loss from operations of $(29.0) million for the same period prior year. Non-GAAP operating income of $16.3 million, compared to $19.0 million for the same period prior year.
●	Net income of $0.8 million, compared to a net loss of $(29.1) million for the same period prior year.
●	Net income (loss) per basic and diluted Class A and Class B share of $0.01, compared to $(0.24) per basic and diluted Class A and Class B share for the same period prior year.
●	Non-GAAP net income of $12.4 million and Non-GAAP diluted EPS of $0.08.
●	Adjusted EBITDA of $19.2 million, compared to $21.5 million for the same period prior year. Adjusted EBITDA margin of 18.3%, compared to 23.6% for the same period prior year.
●	Over 4,175 customers at June 30, 2021.

Vertex Chief Financial Officer John Schwab said, “Our business performed well this quarter with sequential quarterly growth in software subscription revenues, ARR and NRR, demonstrating a focus on our customers and the ability to unlock long-term, sustainable value from our solutions.”

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

●	Introduced the Taxamo Assure solution that enables e-commerce sellers to comply with the complex value-added tax (“VAT”) calculation and reporting obligations for the new VAT regulations that went into effect July 1, 2021.
●	Announced an expanded partnership and release integration with the Mirakl Marketplace Platform with full VAT support.
●	Announced a certified integration with the Coupa Business Spend Management (BSM) Platform.
●	Announced the integration of Vertex Lease Tax O Series with Alfa Start, built exclusively for auto leasing operations of all sizes on the cloud-based Alfa Systems.

Financial Outlook

For the third quarter of 2021, the Company currently expects:

●	Revenues in the range of $104 million to $106 million, representing growth of 9.9% to 12.1% from the third quarter of 2020; and
●	Adjusted EBITDA in the range of $15 million to $17 million, representing a decrease of $(5.5) million to $(7.5) million from the third quarter of 2020.

For the full-year 2021, the Company currently expects:

●	Revenues in the range of $414 million to $417 million, representing growth of 10.5% to 11.3% from the full-year 2020;
●	Cloud revenues to grow in excess of 40% from the full-year 2020; and
●	Adjusted EBITDA in the range of $68 million to $72 million, representing a decrease of $6.4 million to $10.4 million from the full-year 2020, reflecting additional spend in research and development as well as selling and marketing expenses to drive growth.

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call to discuss the second quarter 2021 financial results on August 11, 2021 at 8:30 a.m. Eastern Time (“ET”). The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers 1-201-689-8471. A replay will be available from 11:30 a.m. ET on August 11, 2021 through August 25, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13721451.

The call will also be webcast live from Vertex’s investor relations website at https://ir.vertexinc.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,200 professionals and serves companies across the globe. More information can be found at www.vertexinc.com.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes customers with MRR at the end of the last month of the measurement period. AARPC represents ARR per customer and is calculated by dividing ARR by the number of software subscription customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing customers or customers who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of revenues for the respective periods.
●	Non-GAAP gross margin is determined by adding back to GAAP gross margin the impact of stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of revenues as a percentage of revenues for the respective periods.
●	Non-GAAP research and development expense and non-GAAP general and administrative expenses are determined by adding back to GAAP research and development expense and GAAP general and administrative expense the stock-based compensation expense and severance expense included in the applicable expense categories for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP income or loss from operations the stock-based compensation expense, depreciation and amortization of capitalized software – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, severance expense and transaction costs included in GAAP income or loss from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, severance expense and transaction costs included in GAAP net income or loss for the respective periods to determine non-GAAP income before income taxes. Non-GAAP income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.
●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, asset impairments, stock-based compensation expense, severance expense and transaction costs included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.

●	Free cash flow is determined by reducing net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(In thousands, except per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$101,593	$303,051
Funds held for customers	31,060	9,222
Accounts receivable, net of allowance of $9,399, and $8,592, respectively	73,130	77,159
Prepaid expenses and other current assets	17,593	13,259
Total current assets	223,376	402,691
Property and equipment, net of accumulated depreciation	61,611	56,557
Capitalized software, net of accumulated amortization	34,364	31,989
Goodwill and other intangible assets	220,818	18,711
Deferred commissions	11,545	11,743
Deferred income tax asset	32,573	29,974
Operating lease right-of-use assets	22,156	—
Other assets	3,086	3,263
Total assets	$609,529	$554,928

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,694	$8,876
Accrued expenses	19,974	19,176
Distributions payable	—	2,700
Customer funds obligations	31,462	9,235
Accrued salaries and benefits	22,994	17,326
Accrued and deferred compensation, current	15,648	24,429
Deferred revenue	210,587	207,560
Current portion of long-term debt	—	882
Current portion of operating lease liabilities	3,641	—
Current portion of finance lease liabilities	271	—
Deferred rent and other	—	939
Purchase commitment and contingent consideration liabilities, current	10,458	845
Total current liabilities	326,729	291,968
Deferred compensation, net of current portion	4,244	5,010
Deferred revenue, net of current portion	12,025	14,702
Debt, net of current portion	—	225
Operating lease liabilities, net of current portion	26,726	—
Finance lease liabilities, net of current portion	334	—
Purchase commitment and contingent consideration liabilities, net of current portion	11,610	8,905
Deferred other liabilities	17	8,632
Total liabilities	381,685	329,442
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value, 300,000 shares authorized; 39,828 and 26,327 shares issued and outstanding, respectively	40	26
Class B common stock, $0.001 par value, 150,000 shares authorized; 108,017 and 120,117 shares issued and outstanding, respectively	108	120
Additional paid in capital	209,629	206,541
Retained earnings	25,530	21,926
Accumulated other comprehensive loss	(7,463)	(3,127)
Total stockholders' equity	227,844	225,486
Total liabilities and stockholders' equity	$609,529	$554,928

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2021	2020		2021	2020

Revenues:
Software subscriptions	$89,604	$77,306		$172,884	$153,066
Services	15,334	13,965		30,290	27,450
Total revenues	104,938	91,271		203,174	180,516
Cost of revenues:
Software subscriptions	26,829	26,001		52,419	50,685
Services	10,550	15,744		21,893	30,522
Total cost of revenues	37,379	41,745		74,312	81,207
Gross profit	67,559	49,526		128,862	99,309
Operating expenses:
Research and development	11,926	13,617		23,385	26,696
Selling and marketing	24,865	24,544		45,015	48,877
General and administrative	24,865	37,758		49,717	75,394
Depreciation and amortization	2,878	2,505		5,705	5,374
Other operating expense, net	4,483	103		4,354	214
Total operating expenses	69,017	78,527		128,176	156,555
Income (loss) from operations	(1,458)	(29,001)		686	(57,246)
Interest (income) expense, net	(385)	1,059		150	1,628
Income (loss) before income taxes	(1,073)	(30,060)		536	(58,874)
Income tax benefit	(1,881)	(985)		(2,560)	(735)
Net income (loss)	808	(29,075)		3,096	(58,139)
Other comprehensive loss from foreign currency translation adjustments and revaluations, net of tax	3,359	276		4,336	3,274
Total comprehensive loss	$(2,551)	$(29,351)		$(1,240)	$(61,413)

Net income (loss) attributable to Class A stockholders	$190	$(32)	[1]	$644	$(16)	[1]
Net income (loss) per Class A share, basic	$0.01	$(0.24)		$0.02	$(0.24)
Weighted average Class A common stock, basic	34,726	132	[1]	30,592	66	[1]
Net income (loss) attributable to Class A stockholders, diluted	$229	$(32)	[1]	$811	$(16)	[1]
Net income (loss) per Class A share, diluted	$0.01	$(0.24)		$0.02	$(0.24)
Weighted average Class A common stock, diluted	44,711	132	[1]	41,357	66	[1]

Net income (loss) attributable to Class B stockholders	$618	$(29,043)	[1]	$2,452	$(58,123)	[1]
Net income (loss) per Class B share, basic	$0.01	$(0.24)		$0.02	$(0.48)
Weighted average Class B common stock, basic	112,804	120,417	[1]	116,460	120,417	[1]
Net income (loss) attributable to Class B stockholders, diluted	$579	$(29,043)	[1]	$2,285	$(58,123)	[1]
Net income (loss) per Class B share, diluted	$0.01	$(0.24)		$0.02	$(0.48)
Weighted average Class B common stock, diluted	112,804	120,417	[1]	116,460	120,417	[1]

1Historical earnings per share for the three and six months ended June 30, 2020 have been retrospectively restated similar to the treatment of a stock split to reflect the share exchange which occurred immediately prior to the initial public offering. This information should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 to be filed with the SEC.

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,096	$(58,139)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,697	15,416
Provision for subscription cancellations and non-renewals, net of deferred allowance	994	154
Amortization of deferred financing costs	106	428
Stock-based compensation expense	12,828	76,596
Deferred income tax benefit	(2,812)	(1,057)
Non-cash operating lease costs	1,867	—
Other	66	14
Changes in operating assets and liabilities:	—	—
Accounts receivable	10,993	7,093
Advances to stockholders	(2)	53
Prepaid expenses and other current assets	(3,396)	(1,717)
Deferred commissions	198	807
Accounts payable	2,515	2,911
Accrued expenses	(5,707)	(1,481)
Accrued and deferred compensation	(8,301)	(10,804)
Deferred revenue	(1,220)	(7,353)
Operating lease liabilities	(2,532)	—
Other	75	(2,165)
Net cash provided by operating activities	26,465	20,756
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(193,591)	(12,318)
Property and equipment additions	(15,888)	(10,565)
Capitalized software additions	(5,125)	(7,264)
Net cash used in investing activities	(214,604)	(30,147)
Cash flows from financing activities:
Net increase in customer funds obligations	22,227	2,622
Proceeds from line of credit	—	12,500
Principal payments on line of credit	—	(12,500)
Proceeds from long-term debt	—	175,000
Principal payments on long-term debt	—	(51,009)
Payments for deferred financing costs, net	—	(2,904)
Proceeds from purchases of stock under ESPP	1,010	—
Payments for taxes related to net share settlement of stock-based awards	(10,715)	—
Proceeds from exercise of stock options	391	52
Distributions to stockholders	—	(140,378)
Distributions under Tax Sharing Agreement	(2,700)	—
Payments for purchase commitment liability	(788)	—
Payments on finance lease liabilities	(685)	—
Net cash provided by (used in) financing activities	8,740	(16,617)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(221)	(204)
Net decrease in cash, cash equivalents and restricted cash	(179,620)	(26,212)
Cash, cash equivalents and restricted cash, beginning of period	312,273	83,495
Cash, cash equivalents and restricted cash, end of period	$132,653	$57,283
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$101,593	$47,295
Restricted cash—funds held for customers	31,060	9,988
Total cash, cash equivalents and restricted cash, end of period	$132,653	$57,283

Vertex, Inc. and Subsidiaries

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Non-GAAP cost of revenues, software subscriptions	$20,340	$16,358	$39,465	$32,983
Non-GAAP cost of revenues, services	$9,928	$9,493	$20,677	$19,033
Non-GAAP gross profit	$74,670	$65,420	$143,032	$128,500
Non-GAAP gross margin	71.2%	71.7%	70.4%	71.2%
Non-GAAP research and development expense	$11,355	$9,449	$22,253	$19,036
Non-GAAP selling and marketing expense	$23,346	$16,209	$42,125	$33,558
Non-GAAP general and administrative expense[1]	$20,821	$18,145	$41,601	$38,884
Non-GAAP operating income	$16,309	$19,009	$31,666	$31,434
Non-GAAP net income[2]	$12,437	$13,373	$23,479	$22,205
Non-GAAP diluted EPS	$0.08	$0.11	$0.15	$0.18
Adjusted EBITDA	$19,187	$21,514	$37,371	$36,808
Adjusted EBITDA margin	18.3%	23.6%	18.4%	20.4%
Free cash flow	$16,833	$18,682	$5,452	$2,927
Free cash flow margin	16.0%	20.5%	2.7%	1.6%

1The six month period ended June 30, 2021 includes $150 of transaction costs previously presented as a component of general and administrative expenses that was reclassified to other operating expense, net, in the condensed consolidated statement of comprehensive loss.

22020 Non-GAAP net income presentation adjusted to conform to 2021 presentation. The presentation was modified in the fourth quarter 2020 to tax effect, at the statutory income tax rate, the related non-GAAP adjustments to GAAP net income or loss. Thus, the income tax benefit for 2020 was removed and a statutory tax rate applied to Non-GAAP income after the non-GAAP adjustments. This reduced Non-GAAP net income before income taxes by $5,562 and $8,336 for the three and six months ended June 30, 2020, respectively. This will also reduce Non-GAAP net income by $8,229 and $16,565 for the three and nine months ended September 30, 2020, respectively.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021		2020
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$26,829	$26,001	$52,419		$50,685
Stock-based compensation expense	(572)	(4,168)	(1,132)		(7,660)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(5,917)	(5,475)	(11,822)		(10,042)
Non-GAAP cost of revenues, software subscriptions	$20,340	$16,358	$39,465		$32,983

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$10,550	$15,744	$21,893		$30,522
Stock-based compensation expense	(622)	(6,251)	(1,216)		(11,489)
Non-GAAP cost of revenues, services	$9,928	$9,493	$20,677		$19,033

Non-GAAP Gross Profit:
Gross profit	$67,559	$49,526	$128,862		$99,309
Stock-based compensation expense	1,194	10,419	2,348		19,149
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,917	5,475	11,822		10,042
Non-GAAP gross profit	$74,670	$65,420	$143,032		$128,500

Non-GAAP Gross Margin:
Total revenues	$104,938	$91,271	$203,174		$180,516
Non-GAAP gross margin	71.2%	71.7%	70.4%		71.2%

Non-GAAP Research and Development Expense:
Research and development expense	$11,926	$13,617	$23,385		$26,696
Stock-based compensation expense	(571)	(4,168)	(1,132)		(7,660)
Non-GAAP research and development expense	$11,355	$9,449	$22,253		$19,036

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$24,865	$24,544	$45,015		$48,877
Stock-based compensation expense	(1,433)	(8,335)	(2,720)		(15,319)
Amortization of acquired intangible assets – selling and marketing expense	(86)	—	(170)		—
Non-GAAP selling and marketing expense	$23,346	$16,209	$42,125		$33,558

Non-GAAP General and Administrative Expense[1]:
General and administrative expense	$24,865	$37,758	$49,717		$75,394
Stock-based compensation expense	(3,087)	(18,754)	(6,628)		(34,468)
Severance expense	(957)	(859)	(1,488)		(2,042)
Non-GAAP general and administrative expense	$20,821	$18,145	$41,601	[1]	$38,884

1The six month period ended June 30, 2021 includes $150 of transaction costs previously presented as a component of general and administrative expenses that was reclassified to other operating expense, net, in the condensed consolidated statement of comprehensive loss.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2021	2020		2021	2020
Non-GAAP Operating Income:
Income (loss) from operations	$(1,458)	$(29,001)		$686	$(57,246)
Stock-based compensation expense	6,285	41,676		12,828	76,596
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,917	5,475		11,822	10,042
Amortization of acquired intangible assets – selling and marketing expense	86	—		170	—
Severance expense	957	859		1,488	2,042
Transaction costs	4,522	—		4,672	—
Non-GAAP operating income	$16,309	$19,009		$31,666	$31,434

Non-GAAP Net Income:
Net income (loss)	$808	$(29,075)		$3,096	$(58,139)
Income tax benefit	(1,881)	(985)	[1]	(2,560)	(735)	[1]
Stock-based compensation expense	6,285	41,676		12,828	76,596
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,917	5,475		11,822	10,042
Amortization of acquired intangible assets – selling and marketing expense	86	—		170	—
Severance expense	957	859		1,488	2,042
Transaction costs	4,522	—		4,672	—
Non-GAAP income before income taxes	16,694	17,950		31,516	29,806
Income tax adjustment at statutory rate	(4,257)	(4,577)	[1]	(8,037)	(7,601)	[1]
Non-GAAP net income	$12,437	$13,373	[1]	$23,479	$22,205	[1]

Non-GAAP Diluted EPS:
Non-GAAP net income	$12,437	$13,373		$23,479	$22,205
Weighted average Class A and B common stock, diluted	157,515	120,549		157,817	120,483
Non-GAAP diluted EPS	$0.08	$0.11		$0.15	$0.18

12020 Non-GAAP net income presentation adjusted to conform to 2021 presentation. The presentation was modified in the fourth quarter 2020 to tax effect, at the statutory income tax rate, the related non-GAAP adjustments to GAAP net income or loss. Thus, the income tax benefit for 2020 was removed and a statutory tax rate applied to Non-GAAP income after the non-GAAP adjustments. This reduced Non-GAAP net income before income taxes by $5,562 and $8,336 for the three and six months ended June 30 2020, respectively. This will also reduce Non-GAAP net income by $8,229 and $16,565 for the three and nine months ended September 30, 2020, respectively.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
Adjusted EBITDA:
Net income (loss)	$808	$(29,075)	$3,096	$(58,139)
Interest (income) expense, net	(385)	1,059	150	1,628
Income tax benefit	(1,881)	(985)	(2,560)	(735)
Depreciation and amortization - property and equipment	2,878	2,505	5,705	5,374
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,917	5,475	11,822	10,042
Amortization of acquired intangible assets - selling and marketing expense	86	—	170	—
Stock-based compensation expense	6,285	41,676	12,828	76,596
Severance expense	957	859	1,488	2,042
Transaction costs	4,522	—	4,672	—
Adjusted EBITDA	$19,187	$21,514	$37,371	$36,808

Adjusted EBITDA Margin:
Total revenues	$104,938	$91,271	$203,174	$180,516
Adjusted EBITDA margin	18.3%	23.6%	18.4%	20.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
Free Cash Flow:
Net cash provided by operating activities	$29,430	$27,173	$26,465	$20,756
Property and equipment additions	(9,693)	(4,933)	(15,888)	(10,565)
Capitalized software additions	(2,904)	(3,558)	(5,125)	(7,264)
Free cash flow	$16,833	$18,682	$5,452	$2,927

Free Cash Flow Margin:
Total revenues	$104,938	$91,271	$203,174	$180,516
Free cash flow margin	16.0%	20.5%	2.7%	1.6%

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
610.312.2890

Media Contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

484.595.6142